SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 10, 2008

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS 75252

(Address and Zip Code of Principal Executive Offices)

(972) 348-5100

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.05 Costs	Associated with Exit or Disposal Activities.

On March 10, 2008 Alliance Data Systems Corporation’s (the “Company”) board of directors approved management’s proposed disposition plan related to the Company’s merchant services and utility services business units based on its conclusion that these business units no longer fit within the Company’s business strategy of being a leading provider of data-driven and transaction-based marketing and customer loyalty solutions. Management is exploring the potential sale of each of these business units. It is expected that any disposition of our merchant services or utility services business units would be completed within the next twelve months. At the time of this filing, the Company is unable to make a determination of the total estimated amount or range of amounts expected to be incurred with the disposition of these business units.

ITEM 7.01 Regulation	FD Disclosure.

Beginning with the first quarter of 2008, and for all prior periods, the results of the merchant services and utility services business units have been removed from the Transaction Services segment and reclassified to the discontinued operations line on the Company’s Consolidated Statements of Income.

Also, beginning with the first quarter of 2008, the Company has reorganized its businesses into four reportable operating segments as follows:

(1)	Loyalty Services, which includes the Company’s Canadian AIR MILES® Reward Program;

(2)	Epsilon Marketing Services;

(3)	Private Label Services, which includes transaction processing, customer care and collections services for the Company’s private label and other retail card programs; and

(4)	Private Label Credit, which includes risk management solutions, account origination and funding services for the Company’s private label and other retail card programs.

In addition, corporate and all other immaterial businesses will be reported collectively as an “all other” category labeled “Corporate/Other.” Neither the reclassification of the Company’s merchant services and utility services business units as discontinued operations nor the reorganization of the Company’s reportable operating segments had an impact on the Company’s net income. Financial and other information reflecting the reorganization of the Company’s reportable operating segments and the reclassification of the merchant services and the utility services business units as discontinued operations are furnished in Exhibit 99.1 and incorporated by reference herein.

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per diluted share. These non-GAAP financial measures also exclude the impact of the loss associated with the sale of the mail services business unit and merger and other costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable operating segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP financial measures are available in Exhibit 99.1. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

The Company will host a conference call on March 13, 2008 at 4:30 p.m. (Eastern) to provide a business update and conduct a question and answer session. The conference call will be available via the Internet at www.alliancedata.com. The slide presentation to be discussed during the conference call is furnished as Exhibit 99.2 to this report.

ITEM 9.01 Financial	Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Unaudited Consolidated Statements of Income for the quarters ended March 31, 2007, 2006 and 2005; June 30, 2007, 2006 and 2005; September 30, 2007, 2006 and 2005; and December 31, 2007, 2006 and 2005; and for the years ended December 31, 2007, 2006 and 2005.

Unaudited Segment Information for the quarters ended March 31, 2007, 2006 and 2005; June 30, 2007, 2006 and 2005; September 30, 2007, 2006 and 2005; and December 31, 2007, 2006 and 2005; and for the years ended December 31, 2007, 2006 and 2005.

Unaudited Reconciliation of Non-GAAP Information for the quarters ended March 31, 2007, 2006 and 2005; June 30, 2007, 2006 and 2005; September 30, 2007, 2006 and 2005; and December 31, 2007, 2006 and 2005; and for the years ended December 31, 2007, 2006 and 2005.

99.2	Investor Presentation Materials.

Note: The information contained in Exhibits 99.1 and 99.2 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: March 13, 2008	By:	/s/ Edward J. Heffernan
Edward J. Heffernan Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Unaudited Consolidated Statements of Income for the quarters ended March 31, 2007, 2006 and 2005; June 30, 2007, 2006 and 2005; September 30, 2007, 2006 and 2005; and December 31, 2007, 2006 and 2005; and for the years ended December 31, 2007, 2006 and 2005.

Unaudited Segment Information for the quarters ended March 31, 2007, 2006 and 2005; June 30, 2007, 2006 and 2005; September 30, 2007, 2006 and 2005; and December 31, 2007, 2006 and 2005; and for the years ended December 31, 2007, 2006 and 2005.

Unaudited Reconciliation of Non-GAAP Information for the quarters ended March 31, 2007, 2006 and 2005; June 30, 2007, 2006 and 2005; September 30, 2007, 2006 and 2005; and December 31, 2007, 2006 and 2005; and for the years ended December 31, 2007, 2006 and 2005.

99.2	Investor Presentation Materials.

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